UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2021

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 203-4100

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	SRNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 2, 2021, Sorrento Therapeutics, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ACEA Therapeutics, Inc., an exempted company incorporated with limited liability in the Cayman Islands (“ACEA”), AT Merger Sub, Inc., an exempted company incorporated with limited liability in the Cayman Islands and wholly owned subsidiary of the Company (“Merger Sub”), and Fortis Advisors LLC, as representative of the shareholders of ACEA (the “Shareholders’ Representative”). The Merger Agreement provides for the merger of Merger Sub with and into ACEA (the “Merger”), with ACEA surviving as a wholly owned subsidiary of the Company.

As consideration for the Merger, following the closing of the Merger, the Company will pay to the holders of securities of ACEA (the “ACEA Equityholders”) an amount equal to $38,000,000 (plus the Company’s agreed upon share of certain interest, fees and other expenses), as such amount may be adjusted pursuant to the terms of the Merger Agreement for indebtedness, transaction expenses and cash (the “Closing Consideration”). A portion of the Closing Consideration otherwise payable to the ACEA Equityholders will be set aside for expenses incurred by the Shareholders’ Representative. In addition to the Closing Consideration, and subject to the achievement of certain clinical and sales milestones (as described below), the Company shall also pay the ACEA Equityholders (i) up to $450,000,000 in additional payments, subject to the receipt of certain regulatory approvals and achievement of certain net sales targets with respect to the assets acquired in the Merger and (ii) with respect to specified royalty-bearing products, five to ten percent of the annual net sales thereof (the “Earn-Out Consideration” and together with the Closing Consideration, the “Merger Consideration”), in each case in accordance with the terms of an earn-out agreement to be entered into by and between the Company and the Shareholders’ Representative in connection with the closing of the Merger (the “Earn-Out Agreement”). The amount referenced in clause (i) of the preceding sentence includes the amounts that would have otherwise been due to ACEA under that certain License Agreement, dated July 13, 2020 (the “License Agreement”), between Sorrento and ACEA (as previously disclosed in Sorrento’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 17, 2020), which agreement will terminate in its entirety at the effective time of the Merger.

Pursuant to the Merger Agreement, the Company shall be entitled to pay the Merger Consideration in cash, shares of Company common stock or combination thereof, subject to certain exceptions set forth in the Merger Agreement and the Earn-Out Agreement. To the extent the Company elects to pay any portion of the Merger Consideration in shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), the number of shares to be so issued shall be based on a price per share equal to the average of the volume weighted average closing price per share of the Common Stock, as reported on The Nasdaq Stock Market LLC (“Nasdaq”) for the 10 consecutive trading days ending on the date that is three trading days prior to the applicable issuance date (the “Stock Price”). In the event that the Stock Price is greater than the closing price per share of Common Stock, as reported on Nasdaq on the date that is six months after the applicable issuance of such shares, the Company shall, subject to certain exceptions, reimburse the ACEA Equityholders that received shares of Common Stock as Merger Consideration their pro rata portion of the difference in value through the payment of cash, delivery of additional shares of Common Stock or combination thereof. The aggregate number of shares of Common Stock issuable pursuant to the Merger Agreement and the Earn-Out Agreement shall not exceed (in the aggregate) 19.99% of the total number of shares of Common Stock issued and outstanding immediately prior to the effective time of the Merger.

In the event the Company determines to pay any portion of the Merger Consideration in shares of Common Stock and believes in its reasonable discretion that an ACEA Equityholder (i) is not an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) is a “U.S. Person” as defined in Rule 903 of Regulation S under the Securities Act, the Company may, in its sole and absolute discretion, pay the portion of the Merger Consideration payable to such ACEA Equityholder in the form of cash.

The closing of the Merger is subject to the adoption of the Merger Agreement and approval of the Merger by (i) a majority of the holders of ACEA’s Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares and Series E Preferred Shares (collectively, the “Preferred Shares”) and (ii) not less than two-thirds of holders of ACEA Ordinary Shares and Preferred Shares, collectively. The closing of the Merger is also subject to various customary conditions, including the accuracy of the representations and warranties contained in the Merger Agreement (subject to certain materiality qualifiers), compliance with covenants and agreements in the Merger, and obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement contains customary representations, warranties and covenants of the Company and ACEA. Subject to certain customary limitations, the ACEA Equityholders shall indemnify the Company and its officers, directors, employees and other authorized agents against certain losses related to, among other things, breaches of ACEA’s representations and warranties, certain specified liabilities and the failure to perform covenants or obligations under the Merger Agreement.

Pursuant to the terms of the Merger Agreement, the Company agreed to prepare and file registration statements on Form S-3 with the Securities and Exchange Commission (the “SEC”) for the purpose of registering for resale any shares of Common Stock issued as Merger Consideration. To the extent the Company issues any shares of Common Stock as Merger Consideration, the Company is required to file a registration statement with the SEC within 30 days of the issuance of such shares, subject to certain limitations.

In connection with the Merger Agreement and as a condition to receipt of the Merger Consideration, the Company and each ACEA Equityholder will be required to enter into a Lock-Up Agreement (the “Lock-Up Agreement”), pursuant to which such equityholder will agree not to, directly or indirectly, sell, pledge, assign, transfer, hypothecate or otherwise dispose of any shares of Common Stock issued as Merger Consideration during the period commencing on the applicable issuance date and ending on the earlier of (i) the date that is six months after such issuance date or (ii) the date on which such shares are registered for resale pursuant to an effective registration statement filed with the SEC.

The foregoing summary of the Merger Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed herewith as Exhibit 2.1.

The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Merger Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02. Unregistered Sale of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The shares of Common Stock issued to ACEA Equityholders as Merger Consideration will be issued to accredited investors or non-U.S. Persons in a transaction exempt from registration under the Securities Act in reliance on Section 4(a)(2) thereof, Rule 506 of Regulation D thereunder and Rule 902 of Regulation S thereunder. Each ACEA Equityholder will represent that such equityholder either (i) is an “accredited investor,” as defined in Regulation D or (ii) is not a “U.S. Person” as defined in Regulation S, and will acquire the shares of Common Stock issued as Merger Consideration for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Except for the registration rights contemplated by the Merger Agreement, the shares of Common Stock issued to ACEA Equityholders as Merger Consideration will not be registered under the Securities Act and such shares may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

Item 8.01. Other Events.

On April 5, 2021, the Company issued a press release announcing entry into the Merger Agreement. A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibit.

2.1+	Agreement and Plan of Merger, dated April 2, 2021, by and among Sorrento Therapeutics, Inc., AT Merger Sub, Inc., ACEA Therapeutics, Inc. and Fortis Advisors LLC, as representative of the shareholders of ACEA Therapeutics, Inc.
99.1	Press Release dated April 5, 2021.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

+	Non-material schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: April 5, 2021	By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer